Summit Exploration Inc. Announces Name Change to Sentry Petroleum Ltd.

RENO, December 5, 2007 - (Marketwire - December 5, 2007) - Summit Exploration Inc. ("Summit") (OTCBB:SMIX) is pleased to announce that at the 2007 annual meeting held on December 3, 2007 all items proposed to shareholders were approved. Effective December 3rd, 2007 Summit has changed its name to Sentry Petroleum Ltd. ("Sentry" or the "Corporation"). Furthermore, Summit has applied with the National Association of Securities Dealers to change its trading symbol to more accurately reflect its new name. A detailed announcement by the Corporation regarding the change in the trading symbol is to be announced in the very near future.

Contact:
Investor Relations 866.680.SMIX
info@summitexploration.com
www.summitexploration.com

Forward-Looking Statements:
This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.